EXHIBIT 11

                             FINE HOST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS


                                                                                 THREE MONTHS ENDED
                                                  FISCAL YEAR ENDED DECEMBER    --------------------
                                                  --------------------------    MARCH 29    MARCH 27
                                                   1993      1994      1995       1995        1996
                                                  ------    ------    ------    --------    --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Fully diluted earnings:
  Income applicable to Common Stock............   $1,100    $2,034    $2,290    $    225    $    313
  Accretion to redemption of warrants..........     (230)     (250)     (900)        (72)     (1,040)
                                                  ------    ------    ------    --------    --------
  Net income (loss) available to Common
Stockholders...................................   $  870    $1,784    $1,390    $    153    $   (727)
                                                  ------    ------    ------    --------    --------
                                                  ------    ------    ------    --------    --------

Fully diluted shares(1):
  Average number of common shares outstanding..    3,087     3,231     3,307       3,139       3,408

Assumed conversion of:
  $4.93 Warrants...............................     --          53        18          15          78
  $.01 Warrants................................     --        --        --         --          --
  $4.93 Options................................     --           2         4           3          24
                                                  ------    ------    ------    --------    --------
                                                   3,087     3,287     3,330       3,158       3,510
                                                  ------    ------    ------    --------    --------
                                                  ------    ------    ------    --------    --------

Earnings per share assuming full dilution......   $ 0.28    $ 0.54    $ 0.42    $   0.05    $  (0.19)
                                                  ------    ------    ------    --------    --------
                                                  ------    ------    ------    --------    --------


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(1) Shares and per share amounts have been restated to reflect the 7-for-1 stock split in the form of a stock dividend.